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                                                                   Exhibit 10.11


                                  ADVISORY AGREEMENT
                                  ------------------

          This Advisory Agreement ("Agreement") is made as of this 18th day of May, 1998 among Cluett American Investment Corp. (f/k/a Bidermann Industries U.S.A., Inc.), a Delaware corporation ("Holdings"), Cluett American Corp. (f/k/a Bidermann Industries Corp.), a Delaware corporation (the "Company"), and Vestar Capital Partners, a New York general partnership ("Vestar").

          WHEREAS, Vestar, by and through its officers, employees, agents, representatives and affiliates, has expertise in the areas of corporate management, finance, product strategy, investment, acquisitions and other matters relating to the business of Holdings and its subsidiaries; and

          WHEREAS, each of Holdings and the Company desires to avail itself, for the term of this Agreement, of the expertise of Vestar in the aforesaid areas, in which it acknowledges the expertise of Vestar.

          NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree as follows:

          1. APPOINTMENT. On the terms and subject to the conditions set forth in this Agreement, each of Holdings and the Company hereby appoints Vestar to render the advisory and consulting services described in Paragraph 2 hereof for the term of this Agreement.

          2. SERVICES. Vestar hereby agrees that during the term of this Agreement it shall render to Holdings and the Company and their respective subsidiaries by and through such of Vestar's officers, employees, agents, representatives and affiliates as Vestar, in its sole discretion, shall designate from time to time, advisory and consulting services in relation to the affairs of Holdings and the Company and their respective subsidiaries in connection with strategic financial planning and other services not referred to in the next sentence including, without limitation, advisory and consulting services in relation to the selection, supervision and retention of independent auditors, the selection, retention and supervision of outside legal counsel, and the selection, retention and supervision of investment bankers or other financial advisors or consultants. It is expressly agreed that the services to be performed hereunder shall not include (x) investment banking or other financial advisory services rendered by any of Vestar and its affiliates to Holdings and the Company and their respective subsidiaries in connection with acquisitions, divestitures, refinancings, restructurings and similar transactions by any of Holdings and the Company and their respective subsidiaries or (y) full or part-time employment by Holdings or the Company or any of their respective subsidiaries of any employee or partner of any of Vestar and its affiliates, in each case for which Vestar and its affiliates shall be entitled to receive additional compensation.

          3. FEES. In consideration of the services contemplated by Paragraph 2, subject to the provisions of Paragraph 6, Holdings and the Company and their respective successors

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jointly and severally agree to pay to Vestar an aggregate per annum fee (the
"Fee") equal to $500,000. The Fee shall be payable quarterly in advance and shall be non-refundable.

          4. REIMBURSEMENTS. In addition to the Fee, Holdings and the Company hereby agree, jointly and severally, at the direction of Vestar, to pay directly or reimburse Vestar for its reasonable Out-of-Pocket Expenses incurred in connection with the services provided for in Paragraph 2 hereof. For the purposes of this Agreement, the term "Out-of-Pocket Expenses" shall mean the amounts paid by or on behalf of Vestar in connection with the services provided for in Paragraph 2, including reasonable (i) fees and disbursements of any independent professionals and organizations, including independent auditors and outside legal counsel, investment bankers or other financial advisors or consultants, (ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications or similar services and
(iii) transportation, per diem, telephone calls, word processing expenses or any similar expense not associated with its ordinary operations. All reimbursements for Out-of-Pocket Expenses shall be made within 30 days after presentation by Vestar of a reasonable statement in connection therewith.

          5. INDEMNIFICATION. Holdings and the Company hereby agree jointly and severally to indemnify and hold harmless Vestar and its affiliates and their respective partners, officers, directors, employees, agents, representatives and stockholders (each being an "Indemnified Party") against any and all losses, claims, damages and liabilities of whatever kind or nature, joint or several, absolute, contingent or consequential, to which such Indemnified Party may become subject under any applicable federal or state law, or any claim made by any third party, or otherwise, to the extent they relate to or arise out of the advisory and consulting services contemplated by this Agreement or the engagement of Vestar pursuant to, and the performance by Vestar of the services contemplated by, this Agreement. Holdings and the Company hereby agree jointly and severally to reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party hereto. Holdings and the Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of Vestar.

          6. TERM. This Agreement shall be in effect on the date hereof and continue until such time as Vestar Capital Partners III, L.P., a Delaware limited partnership, and the partners therein and the respective affiliates thereof beneficially own, in the aggregate, less than one-third of the number of shares of Holdings outstanding voting stock beneficially owned by them on the date hereof. The provisions of Paragraphs 4, 5, 7 and 8 and the obligation of Holdings and the Company to pay Fees accrued during the term of this Agreement pursuant to Section 3 shall survive the termination of this Agreement.

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          7. PERMISSIBLE ACTIVITIES.  Subject to all applicable provisions of
New York law that impose fiduciary duties upon Vestar or its partners or affiliates, nothing herein shall in any way preclude Vestar or its partners, officers, employees or affiliates from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by any of Holdings and the Company and their respective subsidiaries.

          8. INDEPENDENT CONTRACTOR. Vestar is and will perform this Agreement as an independent contractor and as such shall have and maintain complete control over and be responsible for all of its employees and operations.
Neither Vestar nor anyone employed by it, acting in their capacities hereunder, shall be, represent, act, purport to act, or be deemed to be the agent, representative, employee or servant of Holdings and the Company and their respective subsidiaries. This Agreement shall not be deemed to create any form of business organization between the parties hereto, nor is either party granted any right or authority to assume or create any obligation or responsibility on behalf of the other party, nor shall either party be in any way liable for any debt of the other. Without limiting the generality of the foregoing, all final decisions with respect to matters as to which Vestar has provided services hereunder shall be solely those of Holdings and the Company and their respective subsidiaries.

          9. COMPLIANCE WITH LAWS. Vestar covenants that in the performance of the services to Holdings and the Company and their respective subsidiaries hereunder it will comply with all applicable statutes, rules, regulations and orders of the United States and of any state or political subdivisions hereof and of any applicable foreign jurisdiction.

          10. GENERAL. (a) No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall in any event be effective unless the same shall be in writing and signed by the parties to this Agreement and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) Any and all notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

If to Vestar:

               Vestar Capital Partners
               245 Park Avenue, 41st Floor
               New York, New York  10167
               Attention:  Norman W. Alpert

If to Holdings or the Company:

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               Cluett American Investment Corp.
               48 West 38th Street
               New York, New York  10018
               Attention:  Chief Executive Officer

In any case, with a
copy to:
               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017
               Attention:  Peter J. Gordon

          (c) This Agreement shall constitute the entire Agreement between the parties and their affiliates with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

          (d) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN. THE PARTIES TO THIS AGREEMENT HEREBY AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. This Agreement shall inure to the benefit of, and be binding upon, Vestar, the Indemnified Parties, Holdings and the Company and their respective successors and assigns.

          (e) This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each set of counterparts showing execution by all parties shall be deemed an original, but all of which shall constitute one and the same instrument.

          (f) The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.


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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as set forth below.

                              CLUETT AMERICAN INVESTMENT CORP.


                              By: /s/ Bryan P. Marsal
                                 ------------------------------
                                 Name:  Bryan P. Marsal
                                 Title:    President


                              CLUETT AMERICAN CORP.


                              By: /s/ Bryan P. Marsal
                                 ------------------------------
                                 Name:  Bryan P. Marsal
                                 Title:    President


                              VESTAR CAPITAL PARTNERS

                              By its General Partner:  Vestar
                              Management Corporation II


                              By: /s/ Daniel S. O'Connell
                                 ------------------------------
                                 Name:  Daniel S. O'Connell
                                 Title:  Chief Executive Officer